Exhibit  3.5

SS:    Form  D-4
Submit  in  Duplicate
Filing  Fee:    $25.00

                       This document must be typewritten
                                   MAIL TO:
                          COLORADO SECRETARY OF STATE
                              CORPORATIONS OFFICE
                           1560 Broadway, Suite 200
                            Denver, Colorado 80202
                                (303) 894-2251

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The  name  of  the  Corporation  is  The  Quizno's  Corporation.

SECOND: The following amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors without shareholder action effective October 15, 1997, in accordance with the provisions of
Section  7-106-102  of  the  Colorado  Business  Corporation  Act.

"RESOLVED, that Article II of the Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraphs to Article
II:

"Class  B  Cumulative  Preferred  Stock.
 --------------------------------------

a.     General.  One Hundred Thousand (100,000) shares of authorized preferred
       -------
stock is hereby designed as the Class B Cumulative Preferred Stock (the "Class B Preferred Stock").

b.          Conversion.
            ----------

(i) Subject to the following paragraph, and after October 15, 2002, each share of Class B Preferred Stock shall be convertible on any of the monthly dividend payment dates set forth in paragraph d. below into the number of shares (which may be a number less than one (1) and may result in fractional shares) of the Corporation's common stock, par value $.001 per share (the "Common Stock") that is equal to the quotient determined by dividing $5.00 by the then current market price of a share of the Common Stock determined pursuant to the Valuation Procedure in the Investment Agreement after such date.

(ii) If at any time the Corporation reorganizes, consolidates, merges, exchanges shares, or sells, leases, exchanges or transfers all or substantially all of its assets, then as a part of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, provision shall be made so that each holder of shares of Class B Preferred Stock will thereafter be entitled to receive upon conversion of his shares of Class B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or successor corporation resulting from such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, which the holder would have received had he converted his shares of Class B Preferred Stock immediately prior to the effective time of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer. In the event of a distribution, including a stock dividend, in shares of Common Stock, or any reclassification, subdivision (stock split) or combination (reverse stock split) of Common Stock, the conversion rate set forth in clause (i) above shall be adjusted so that the holder of Class B Preferred Stock shall receive the kind and amount of shares of Common Stock, or other securities or property, which the holder would have received had he converted his shares of Class B Preferred Stock immediately prior to such distribution, reclassification, subdivision or combination.

c.          Redemption.    At the option of the Corporation, shares of Class B
            ----------
Preferred Stock may be redeemed, in whole or in part, on any of the monthly dividend payment dates set forth in paragraph c. below, at a redemption price of $5.00 per share, plus an amount equal to unpaid cumulative dividends accrued to the date of redemption as provided in paragraph c. below, if the holders of such shares of Class B Preferred Stock are given thirty (30) days notice of such redemption. The Corporation may not redeem any of the Corporation's common stock (the "Common Stock"), any Class A Preferred Stock, or any Class C Preferred Stock or any other capital stock of equal or lesser priority to the Class B Preferred Stock unless and until the Corporation has redeemed all outstanding shares of the Class B Preferred Stock or substantially all such share have been converted as provided in paragraph b. above.

d.         Dividends.  The holder of record of each share of Class B Preferred
           ---------
Stock shall receive a cumulative monthly dividend of $0.053125 per share of Class B Preferred Stock. Dividends on the Class B Preferred Stock shall be payable, out of funds at the time legally available for payment of dividends, in equal monthly amounts on the first business day of each month in each year beginning with November 1997 for so long as shares of the Class B Preferred Stock are outstanding, except that dividends on the shares of Class B Preferred Stock payable on the first dividend payment date shall commence to accrue and shall be cumulative from and including October 15, 1997. If such dividend is not paid as of any such monthly dividend payment date, the right to such payment shall accrue to the holders of the shares of the Class B Preferred Stock and become an obligation of the Corporation until paid in full. Such unpaid dividends shall compound monthly until paid, and shall be paid as soon as dividends are legally able to be paid under the Colorado Business Corporation Act. No dividends shall be paid or set apart for payment on any Common Stock, any Class A Preferred Stock, any Class C Preferred Stock, or any other capital stock of the Corporation of equal or lessor priority to the Class B Preferred Stock, unless and until all accrued and unpaid dividends on the Class B Preferred Stock shall have been paid. The Corporation shall not issue any class of stock with rights to receive dividends or rights to be redeemed or rights to receive payment on liquidation of equal or superior priority to the Class B Preferred Stock without the affirmative vote of the holders of a majority of the shares of the Class B Preferred Stock. Class B Preferred Stock shall be ranked senior to the Class A Preferred Stock and the Class C Preferred Stock of the Corporation.

e.          Liquidation  or  Dissolution.    In  the event of any voluntary or
            ----------------------------
involuntary  liquidation, or winding up of the affairs of the Corporation, the
       --
holders of the issued and outstanding Class B Preferred Stock shall be entitled to receive for each share of Class B Preferred Stock a dollar amount equal to $5.00 plus all then accrued and unpaid cumulative dividends, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock. The Corporation may not pay any amount in the event of a liquidation or winding up of the Corporation, to the holders of any Common Stock, any Class A Preferred Stock, or any Class C Preferred Stock or any other capital stock of equal or lesser priority to the Class B Preferred Stock, unless and until the Corporation has redeemed the Class B Preferred Stock or the holders of Class B Preferred Stock have received their full liquidation preferences as provided herein. A reorganization, consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph d.

f.      Voting Rights.  Except as otherwise expressly provided in the Colorado
        -------------
Business Corporation Act, holders of Class B Preferred Stock shall have no right to vote for the election of directors or for any other purpose, provided, however, that holders of a majority of the Class B Preferred Stock shall be required to vote in favor of any proposal to issue a series of preferred stock of the Corporation which is to be senior or substantially equal as to dividends or liquidation preferences to the Class B Preferred
Stock  before  such  preferred  stock  may  be  issued  by  the  Corporation.

Class  C  Cumulative  Convertible  Preferred  Stock.
---------------------------------------------------

a.     General.  Two hundred thousand (200,000) shares of authorized preferred
       -------
stock is hereby designed as the Class C Cumulative Convertible Preferred Stock (the "Class C Preferred Stock").

b.          Conversion.
            ----------

(i) Subject to the following paragraph, each share of Class C Preferred Stock shall be convertible into one (1) share of the Corporation's common stock (the "Common Stock") on any of the monthly dividend payment dates set forth in paragraph d. below, at any time prior to the redemption date after the notice of redemption provided for in paragraph c. below has been delivered.

(ii) If at any time the Corporation reorganizes, consolidates, merges, exchanges shares, or sells, leases, exchanges or transfers all or substantially all of its assets, then as a part of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, provision shall be made so that each holder of shares of Class C Preferred Stock will thereafter be entitled to receive upon conversion of his shares of Class C Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or successor corporation resulting from such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, which the holder would have received had he converted his shares of Class C Preferred Stock immediately prior to the effective time of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer. In the event of a distribution in shares of Common Stock, or any reclassification, subdivision or combination of Common Stock, the conversion rate set forth in clause (i) above shall be adjusted so that the holder of Class C Preferred Stock shall receive the kind and amount of shares of Common Stock, or other securities or property, which the holder would have received had he converted his shares of Class C Preferred Stock immediately prior to such distribution, reclassification, subdivision or combination.

c.          Redemption.    At the option of the Corporation, shares of Class C
            ----------
Preferred Stock may be redeemed, in whole or in part, on any of the monthly dividend payment dates set forth in paragraph d. below, on or after October 8, 2000, at a redemption price of $5.00 per share, plus an amount equal to unpaid cumulative dividends accrued to the date of redemption as provided in paragraph d. below, so long as the holder of such shares of Class C Preferred Stock is given sixty (60) days notice of such redemption. The Class C
Preferred  Stock  cannot  be  redeemed  prior to the redemption of the Class B
Preferred Stock. If the Class C Preferred Stock is redeemed, the Class B Preferred Stock must be redeemed simultaneously.

d.         Dividends.  The holder of record of each share of Class C Preferred
           ---------
Stock shall receive a cumulative monthly dividend of $0.05 per share of Class C Preferred Stock. Dividends on the Class C Preferred Stock shall be payable, out of funds at the time legally available for payment of dividends, in equal monthly amounts on the first business day of each month in each year beginning with November 1997 for so long as shares of the Class C Preferred Stock are outstanding, except that dividends on the shares of Class C Preferred Stock payable on the first dividend payment date shall commence to accrue and shall be cumulative from and including October 8, 1997. Dividends shall be paid as provided above, unless the Board of Directors of the Corporation determine as to a specific dividend that it is in the best interests of the Corporation to put such funds to other use. Dividends shall not be paid to the holders of the Class C Preferred Stock, unless all cumulative dividends due and owing to the holders of Class B Preferred Stock or any other capital stock of greater priority have been paid in full. If such dividend is not paid as of any such monthly dividend payment date, the right to such payment shall accrue to the holders of the shares of the Class C Preferred Stock and become an obligation of the Corporation until paid in full. No dividends, other than dividends payable solely in shares ranking junior to the Class C Preferred Stock, shall be paid or set apart for payment on any shares ranking junior to the Class C Preferred Stock unless and until all accrued and unpaid dividends on the Class C Preferred Stock, shall have been paid or a sum sufficient for payment thereof set apart. Whether another series of preferred stock is senior, substantially equal or junior to the Class C Preferred Stock will be determined by the Corporation's Board of Directors, subject to the voting requirements of the Colorado Business Corporation Act. However, Class C Preferred Stock shall be ranked junior to both the Class A Preferred Stock and the Class B Preferred Stock of the Corporation.

e.          Liquidation  or  Dissolution.    In  the event of any voluntary or
            ----------------------------
involuntary liquidation, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Class C Preferred Stock shall be entitled to receive for each share of Class C Preferred Stock a dollar amount equal to $5.00 plus all then accrued and unpaid cumulative dividends, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, except for holders of Class A Preferred Stock and Class B Preferred Stock, which Classes shall be ranked senior to Class C Preferred stock in connection with liquidation preferences under this paragraph e. No funds can be paid on liquidation or dissolution of the Corporation to the holders of Class C Preferred Stock, unless all amounts due and owing upon liquidation or dissolution of the Corporation to the holders of the Class B Preferred Stock and any other capital stock of greater priority to the Class C Preferred Stock shall have been paid in full. A reorganization, consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph e.

f.      Voting Rights.  Except as otherwise expressly provided in the Colorado
        -------------
Business Corporation Act, holders of Class C Preferred Stock shall have no right to vote for the election of directors or for any other purpose, provided, however, that holders of a majority of the Class C Preferred Stock shall be required to vote in favor of any proposal to issue a series of preferred stock of the Corporation which is to be senior or substantially equal as to dividends or liquidation preferences to the Class C Preferred Stock before such preferred stock may be issued by the Corporation, other than the Class A Preferred Stock and the Class B Preferred Stock.

g.          Registration  Under  the  Securities  Act  of  1933.
            ---------------------------------------------------

(i) If at any time after the Class C Preferred Stock becomes convertible into Common Stock, the Corporation files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or pursuant to any other act passed after the date hereof, which filing provides for the sale of securities by the Corporation to the public, or files a Regulation A Offering Statement under the Act, and, if such filing is upon the demand of other shareholders of the Corporation, such shareholders do not object to participation in the offering by the holders of the Class C Preferred Stock, the Corporation shall offer to the holders of the Class C Preferred Stock or of any shares issued upon conversion of the Class C Preferred Stock, the opportunity to register or qualify the shares issued or to be issued upon conversion of the Class C Preferred Stock at the holders' sole expense, regardless of whether the holder or holders of the Class C Preferred Stock may have previously availed themselves of any of the registration rights described in this Section g.; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Corporation wishes to qualify. However, if an underwriter or sales agent determines in good faith that the then current market conditions make it inadvisable to offer selling shareholder shares to the public or to limit the amount of such shares, the holders shall comply with such determination. Notwithstanding anything to the contrary, this subsection (i) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Corporation with the United States Securities and Exchange Commission.

The Corporation shall deliver written notice to the holders of the Class C Preferred Stock and to any holders of the shares issued upon conversion of the Class C Preferred Stock of its intention to file a registration statement or Regulation A Offering Statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the holder or holders shall have 30 days thereafter to request in writing that the Corporation register or qualify the shares of Common Stock to be issued upon conversion in accordance with this subsection (i). Upon the delivery of such a written request within the specified time, the Corporation shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the shares issuable upon conversion for a public offering, if the Corporation does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Corporation nor the delivery of a request by a holder shall in any way obligate the Corporation to
file  a  registration  statement  or  offering  statement.    Furthermore,
notwithstanding the filing of a registration statement or offering statement, the Corporation may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, including the shares to be issued upon conversion.

Holders exercising their rights hereunder shall pay all expenses relating to their shares being sold pursuant to the registration statement, including their pro rata share of legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the shares to be issued upon conversion, accountants and consultants retained by the Corporation, and miscellaneous expenses directly related to the registration statement or offering statement and the offering.

(ii) In the event that the Corporation registers or qualifies the shares issuable upon conversion pursuant to subsection (i) above, the Corporation shall include in the registration statement or qualification, the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the shares issuable upon conversion. As used in subsection (i) of this Section g., reference to the Corporation's securities shall include, but not be limited to, any class or type of the Corporation's securities or the securities of any of the Corporation's subsidiaries or affiliates."

The  Quizno's  Corporation



By:____________________________
Its:      Vice  President

and____________________________
Its:    Assistant  Secretary